UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CareDx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAREDX, INC.

3260 Bayshore Blvd.

Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Thursday, June 16, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders (the “Annual Meeting”) of CareDx, Inc., a Delaware corporation (“CareDx”). The Annual Meeting will be held on Thursday, June 16, 2016 at 10:00 a.m. Pacific Time, at our headquarters, located at 3260 Bayshore Blvd., Brisbane, California 94005, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

3.	To approve the issuance of shares of the Company’s common stock and shares of the Company’s common stock issuable upon the conversion of the Company’s Series A Mandatorily Convertible Preferred Stock and upon the exercise of Warrants issued in connection with the Financings (as defined below) as required by and in accordance with NASDAQ Listing Rule 5635; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 18, 2016 as the record date for the Annual Meeting. Only stockholders of record on April 18, 2016 are entitled to notice of and to vote at the Annual Meeting; provided, however, per applicable NASDAQ Listing Rules, the shares of common stock issued in the Private Placement (as defined below) will not be eligible to vote for, and votes submitted with respect to such shares of common stock will not be counted for, Proposal No. 3. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about May 5, 2016, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at http://investors.caredxinc.com/annuals-proxies.cfm.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Thank you for your continued support of CareDx.

By order of the Board of Directors,

Peter Maag, Ph.D.
Chief Executive Officer and President

Brisbane, California

May 5, 2016

CAREDX, INC.

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Thursday, June 16, 2016

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2016 annual meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 16, 2016 at 10:00 a.m. Pacific Time, at our headquarters, located at 3260 Bayshore Blvd., Brisbane, California 94005. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May  5, 2016 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What matters am I voting on?

You will be voting on:

•	the election of two Class II directors to hold office until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

•	the approval of the issuance of shares of the Company’s common stock and the shares of the Company’s common stock issuable upon the conversion of the Company’s Series A Mandatorily Convertible Preferred Stock and upon the exercise of Warrants issued in connection with the Financings; and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class II directors to serve for a three-year term;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

•	FOR the approval of the issuance of shares of the Company’s common stock and the shares of the Company’s common stock issuable upon the conversion of the Company’s Series A Mandatorily Convertible Preferred Stock and upon the exercise of Warrants issued in connection with the Financings.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 18, 2016, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

However, per applicable NASDAQ Listing Rules, the shares of common stock issued in the Private Placement will not be eligible to vote for, and votes submitted with respect to such shares of common stock will not be counted for, Proposal No. 3. As of the Record Date, there were 13,960,762 shares of common stock outstanding and entitled to vote. In addition, 591,860 shares of CareDx common stock issued in the Private Placement are entitled to vote at the Annual Meeting on Proposal No. 1 and Proposal No. 2.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•	You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 15, 2016. Alternatively, you may request a printed proxy card by telephone at 1-866-641-4276, over the Internet at www.investorvote.com/cdna, or by email at investorvote@computershare.com with “Proxy Material CareDx, Inc.” in the subject heading, and then follow the instructions under the heading “You may vote by mail” immediately below.

•	You may vote by mail. If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 15, 2016. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class II directors to serve for a three-year term (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 (Proposal No. 2), and FOR the approval of the issuance of shares of the Company’s common stock and the shares of the Company’s common stock issuable upon the conversion of the Company’s Series A Mandatorily Convertible Preferred Stock and upon the exercise of Warrants issued in connection with the Financings (Proposal No. 3). However, per applicable NASDAQ Listing Rules, the shares of common stock issued in the Private Placement will not be eligible to vote for, and votes submitted with respect to such shares of common stock will not be counted for, Proposal No. 3.

•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written notice of revocation to our Corporate Secretary prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Peter Maag and Charles Constanti have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class II directors to serve for a three-year term (Proposal No. 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 (Proposal No. 2); and

•	FOR the approval of the issuance of shares of the Company’s common stock and the shares of the Company’s common stock issuable upon the conversion of the Company’s Series A Mandatorily Convertible Preferred Stock and upon the exercise of Warrants issued in the Financings (Proposal No. 3);

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 3 (approval of share issuance) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1 or Proposal No. 3, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 13,960,762 shares of common stock outstanding, which means that 6,980,382 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2 and Proposal No. 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed for approval of each proposal and how are votes counted?

•	Proposal No. 1: The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•	Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

•	Proposal No. 3: The approval of the issuance of shares of the Company’s common stock and the shares of the Company’s common stock issuable upon the conversion of the Company’s Series A Mandatorily Convertible Preferred Stock and upon the exercise of Warrants issued in the Financings requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal. However, per applicable NASDAQ Listing Rules, the shares of common stock issued in the Private Placement will not be eligible to vote for, and votes submitted with respect to such shares of common stock will not be counted for, Proposal No. 3.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We have retained Georgeson Inc. to help us solicit proxies. We will pay Georgeson Inc. $15,000 plus reasonable expenses for its services.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CareDx or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?

We encourage, but do not require, our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

CareDx, Inc.

Attention: Corporate Secretary

3260 Bayshore Blvd.

Brisbane, CA 94005

(415) 287-2300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 5, 2017. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

CareDx, Inc.

Attention: Corporate Secretary

3260 Bayshore Blvd.

Brisbane, CA 94005

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.

To be timely for our 2017 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 19, 2017; and

•	not later than March 21, 2017.

In the event that we hold our 2017 annual meeting of stockholders more than 30 days before or after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of seven members. Effective as of June 16, 2016, the size of the board of directors will be reduced from seven members to six members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved Fred E. Cohen and William A. Hagstrom as nominees for election as Class II directors at the Annual Meeting. If elected, each of Messrs. Cohen and Hagstrom will serve as Class II directors until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Cohen and Hagstrom. We expect that Messrs. Cohen and Hagstrom will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. Effective as of June 16, 2016, the size of the board of directors will be reduced from seven members to six members. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of April 18, 2016, and certain other information for each of our directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/ Nominees
Fred E. Cohen (2)(3)(4)*	II	59	Director	2003	2016	2019
William A. Hagstrom (3)	II	59	Director	2015	2016	2019
Brook Byers (1)(2)***	II	70	Director	2003	2016
2. Continuing Directors
George W. Bickerstaff, III **	I	60	Director	2014	2018	—
Ralph Snyderman (1)(4)	I	76	Director	2005	2018	—
Michael D. Goldberg (2)(3)	III	58	Director, Chairman of the Board	2011	2017	—
Peter Maag	III	49	President, Chief Executive Officer, and Director	2012	2017	—

(1)	Member of our nominating and corporate governance committee
(2)	Member of our compensation committee
(3)	Member of our audit committee
(4)	Member of our Science and Technology Committee
*	Dr. Cohen was appointed to the Audit Committee on April 14, 2016.
**	Mr. Bickerstaff served as a member of the Audit Committee until April 14, 2016.
***	Mr. Byers is not standing for re-election at the Annual Meeting.

Directors with Terms Expiring at the Annual Meeting—Nominees for Director

Fred E. Cohen, M.D., D. Phil, F.A.C.P., has served as a director since January 2003. Dr. Cohen is a Partner and Managing Director at TPG Capital, or TPG, a private equity investment firm, which he joined in 2001, and serves as co-head of TPG’s biotechnology group. Dr. Cohen is also a former member of the faculty at the University of California, San Francisco, where he taught and conducted research from 1988 through 2014. Dr. Cohen serves as a director of the following public companies: Genomic Health Inc., a company focused on providing actionable genomic health information; Five Prime Therapeutics, Inc., a clinic-stage biotechnology company focused on discovering and developing novel protein therapeutics; Veracyte, Inc., a diagnostics company in the field of molecular cytology; Tandem Diabetes Care, Inc., a medical device company that designs, develops and commercializes products for people with insulin-dependent diabetes; BioCryst Pharmaceuticals, Inc., a pharmaceutical company focused on the development of novel small molecule drugs that block key enzymes involved in infectious and rare diseases; and Roka BioScience, Inc., a food safety diagnostics business. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen holds a Bachelor of Science degree in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University, where he was a Rhodes Scholar, and an M.D. from Stanford University. Our board of directors has concluded that Dr. Cohen possesses specific attributes that qualify him to serve as a member of our board of directors, including his significant leadership experience in the medical and finance fields, his background as an M.D. and a venture capitalist, his extensive technical expertise relevant to our business, and his service as an investor in and director of numerous life sciences and healthcare companies.

William A. Hagstrom has served as a member of our board of directors since March 2015. Since 2014, Mr. Hagstrom has served as the founder and CEO of Octave Bioscience, an early stage molecular diagnostics company focused on neurodegenerative diseases and conditions. In 2007, Mr. Hagstrom secured financing for Crescendo Bioscience, a specialty diagnostics company focused on autoimmune and inflammatory diseases managed by rheumatologists. Serving as president and chief executive officer, he led the development of the company’s product pipeline, operations infrastructure and commercial strategy. In 2014, Crescendo Bioscience was acquired by Myriad Genetics as a wholly owned subsidiary. Prior to founding Crescendo Bioscience, Mr. Hagstrom was president of Alpha BioPartners, a strategic consulting firm for early stage biotechnology companies. While at Alpha BioPartners, Mr. Hagstrom co-founded Biolytx Pharmaceuticals and Altheus Therapeutics. Mr. Hagstrom also served as interim CEO of Selexys Pharmaceuticals and Inoveon. Previous to this he was Chairman and CEO of UroCor, a specialty diagnostics company focused on urological cancers and complex diseases. Under Mr. Hagstrom’s leadership, the company was an Inc. 500 company from 1992 through 1995, before becoming public in 1996. Previously, Mr. Hagstrom held executive positions at some of the largest multinational healthcare companies in the world, including Becton Dickinson, American Hospital Supply and Baxter International, where he served as vice president of the company’s billion-dollar scientific products division. Mr. Hagstrom has served on a variety of Boards over the last 15 years, including Prometheus Laboratories. Mr. Hagstrom received a BS degree in business management from Bob Jones University. Our board has concluded that Mr. Hagstrom possesses specific attributes that would qualify him to serve as a member of our board of directors, including his management experience in building and growing specialty diagnostics companies, launching new products and integrating high value informatics into clinical paradigms.

Directors with Terms Expiring at the Annual Meeting—Other

Brook Byers has served as a member of our board of directors since January 2003. Mr. Byers has been a venture capital investor since 1972 and is a Managing Partner of Kleiner Perkins Caufield & Byers, or KPCB, a venture capital firm, which he joined in 1977. He has been closely involved with more than sixty new technology-based ventures, many of which have subsequently become public companies. He formed the first life sciences practice group in the venture capital profession in 1984 and led KPCB to become a premier venture capital firm in the medical, healthcare and biotechnology sectors. Mr. Byers is currently on the board of directors of Pacific Biosciences, Inc., and a number of private companies. Mr. Byers is on the Board of Trustees of Stanford University and serves as a board member for the University of California, San Francisco Medical Foundation and the New Schools Foundation. Mr. Byers received the UCSF Medal, its honorary degree equivalent, in 2007. In 2008, Mr. Byers was elected a fellow of the American Academy of Arts and Sciences. Mr. Byers received the Lifetime Achievement Award from the National Venture Capital Association in 2009, and in 2010 he received an honorary Ph.D. from Georgia Institute of Technology. Mr. Byers received an M.B.A. from Stanford University and received a B.S. in Electrical Engineering from Georgia Institute of Technology. Our board of directors has concluded that Mr. Byers possesses specific attributes that qualified him to serve as a member of our board of directors, including his experience with growing numerous companies in the life sciences industry and his leadership in personalized medicine initiatives.

Continuing Directors

George W. Bickerstaff, III has served as a member of our board of directors since April 2014. Mr. Bickerstaff is currently the Managing Director of M.M. Dillon & Co., LLC, an investment banking firm, which he joined in 2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc., a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions. From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local governments and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company. From January 1990 to June 1997, Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation from 1985 to 1989 and General Electric Company from 1978 to 1985. Mr. Bickerstaff currently serves on the board of directors of Cardax, Inc. and Viventia Biotechnologies, Inc. Mr. Bickerstaff’s non-profit activities include serving on the board of directors of the International Vaccine Institute, the International Centre for Missing and Exploited Children and the Center for Disease Dynamics, Economics & Policy. Mr. Bickerstaff received a Bachelor of Science degree in engineering and a Bachelor of Arts degree in business administration from Rutgers University in 1978. Our board of directors has concluded that Mr. Bickerstaff possesses specific attributes that qualify him to serve as a member of our board of directors, including his substantial financial experience in the healthcare industry and substantial experience with organ transplant markets.

Ralph Snyderman, M.D. has served as a member of our board of directors since May 2005. Dr. Snyderman has held the position of Chancellor Emeritus and James B. Duke Professor of Medicine at Duke University since July 2004. From January 1989 to June 2004, he served as Chancellor for Health Affairs at the Duke University School of Medicine and was the founding CEO and President of the Duke University Health System. From January 2006 to November 2009, he consulted for New Enterprise Associates, a venture capital firm, as a venture partner. He previously served on the boards of directors of The Procter and Gamble Company, Pharmaceutical Product Development, LLC, or PPD, Trevena, Inc., Crescendo Bioscience, Inc. and Targacept, Inc. He currently serves on the boards of Press Ganey Associates, Inc., Liquida Technologies, Inc., Linus Oncology, and SenGenix. Dr. Snyderman is a member of the Association of American Physicians, where he served as president from 2003 to 2004, the Association of American Medical Colleges, where he served as chair from 2001 to 2002, the Institute of Medicine and the American Academy of Arts and Sciences. Dr. Snyderman holds a B.S. in Pre-Medical Studies from Washington College, an M.D. from the State University of New York, Downstate Medical Center, and completed an internship and residency in medicine at Duke University. Our board of directors has concluded that Dr. Snyderman possess specific attributes that qualify him to serve as a member of our board of directors, including his strong background in personalized medicine and broad experience in the healthcare industry.

Michael D. Goldberg has served as a member and chairman of our board of directors since November 2011. Mr. Goldberg has served as a director and chairman of the board of DNANexus, Inc., a cloud-based genome informatics and data management company, and as an advisor to other private life science companies since May 2011. Mr. Goldberg has also served on the board of directors for eHealth, Inc. since 1999. From January 2005 to May 2011, Mr. Goldberg was a partner at Mohr Davidow Ventures, a venture capital firm, where he led life sciences investments in the area of molecular diagnostics, personalized medicine and wireless healthcare. From October 2000 to December 2004, Mr. Goldberg operated a management and financial consultancy business. In 1995, Mr. Goldberg founded OnCare, Inc., an oncology disease management company, and served as its chairman until August 2001 and as its chief executive officer until March 1999. In 1987, Mr. Goldberg founded Axion, Inc., a cancer treatment services company, and served as its chief executive officer until its sale in 1995. Prior to Axion, Mr. Goldberg was a partner at the venture capital firm of Sevin Rosen Management Company from 1985 to 1987, where he established the firm’s life science practice, and director of corporate development at Cetus Corporation from 1981 to 1985. Mr. Goldberg has served as a member of the board of directors of numerous companies in the biotech and health sciences industry. Mr. Goldberg has served on boards and advisory boards of a number of industry, academic and public policy institutions in biotechnology and finance, including the Board of the Independent Citizens Oversight Committee, which is the governing board for the

California Institute for Regenerative Medicine, the Board of the Western Association of Venture Capitalists, the Advisory Boards for the Harvard Center for Genetics and Genomics, the Berkeley Center for Law and Technology, and the UCSF Center for Translational and Policy Research on Personalized Medicine. Mr. Goldberg holds a B.A. from Brandeis University and an M.B.A. from the Stanford Graduate School of Business. Our board of directors has concluded that Mr. Goldberg possesses specific attributes that qualify him to serve as a member of our board, including his experience as a senior executive, board member and venture capital investor with numerous companies in the life sciences industry and in personalized medicine and genomics.

Peter Maag, Ph.D. has served as our President and Chief Executive Officer since October 2012 and as a member of our board of directors since November 2012. Prior to joining the Company, Dr. Maag held numerous positions with increasing responsibility at Novartis International AG, a global healthcare company from September 2001 to April 2012, including Global Head of Novartis Diagnostics from 2009 to 2012, a business unit of Novartis A.G. Dr. Maag also served as Country President for Novartis Pharma AG in Germany from 2006 to 2008, Country President for Novartis’ Korea operations from 2003 to 2005, and the Head of Strategy for the pharmaceutical division of Novartis A.G. from 2001 to 2002. Dr. Maag also worked at McKinsey & Company, focusing on healthcare and globalization from 1995 to 2001. Dr. Maag also serves on the board of directors at Phoenix Pharmahandel GmbH & Co KG and Molecular MD. Dr. Maag studied pharmaceutical sciences at the University of Heidelberg and University of London and received his Ph.D. from the University of Berlin, Germany. Our board of directors has concluded that Dr. Maag should serve on our board of directors due to his position as President and Chief Executive Officer of the Company as well as his extensive experience in the pharmaceuticals and life sciences industries.

Director Independence

Our common stock is listed on The NASDAQ Global Market. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of The NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing requirements of The NASDAQ Stock Market. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing requirements of The NASDAQ Stock Market.

Our board of directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors has determined that Messrs. Byers, Cohen, Goldberg, Hagstrom and Snyderman are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of The NASDAQ Stock Market.

Board Leadership Structure

Our board of directors has an independent Chairman, Mr. Goldberg, who has authority, among other things, to preside over board of directors meetings, including meetings of the independent directors, and to call special meetings of the board. Accordingly, the Chairman has substantial ability to shape the work of our board of directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the independence of our board of directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. However, no single leadership model is right for all companies and at all times. Our board of directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. Accordingly, our board of directors may periodically review its leadership structure.

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or director nominees which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Agreements with Directors

None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than compensation arrangements in the ordinary course of business.

Board and Committee Meetings

During 2015, our board of directors held 4 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has four standing committees: an audit committee, a compensation committee, a science and technology committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is currently comprised of Fred E. Cohen, William A. Hagstrom and Michael D. Goldberg. On March 2, 2015, William A. Hagstrom was appointed to the audit committee and replaced Fred E. Cohen. During the remainder of 2015, and until April 14, 2016, our audit committee was comprised of George W. Bickerstaff, III, William A. Hagstrom and Michael D. Goldberg, each of whom is a non-employee member of our board of directors. Fred E. Cohen was reappointed to the audit committee on April 14, 2016, and replaced George W. Bickerstaff, III. Mr. Bickerstaff served as the chair of our audit committee until April 14, 2016. Mr. Goldberg serves as the current chair of our Audit Committee. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of the SEC, including Rule 10A-3 under the Exchange Act, and the listing requirements of The NASDAQ Stock Market. Our board of directors has also determined that Mr. Goldberg qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of The NASDAQ Stock Market. This designation does not impose on Mr. Goldberg any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the performance and independence of our independent registered public accounting firm;

•	pre-approving any audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

•	reviewing and approving related person transactions; and

•	preparing the audit committee report that the SEC requires in our annual proxy statements.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of The NASDAQ Stock Market. A copy of the charter of our audit committee is available on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. During 2015, our audit committee held five meetings.

Compensation Committee

Our compensation committee is comprised of Brook Byers, Fred E. Cohen and Michael D. Goldberg, each of whom is a non-employee member of our board of directors. Mr. Byers is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and the listing requirements of The NASDAQ Stock Market, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code. Our compensation committee is responsible for, among other things:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries; incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change in control agreements; and any other benefits, compensation or arrangements; provided that any approvals relating to the Chief Executive Officer’s compensation will be subject to the ratification of our entire board of directors, with any non-independent directors abstaining;

•	administering our equity compensation plans; and

•	overseeing our overall compensation philosophy, compensation plans and benefits programs.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of The NASDAQ Stock Market. A copy of the charter of our compensation committee is available on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. During 2015, our compensation committee held four meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Brook Byers and Ralph Snyderman, each of whom is a non-employee member of our board of directors. Dr. Snyderman is the chair of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the listing requirements of

The NASDAQ Stock Market. Our nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization, and governance of our board of directors and its committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of The NASDAQ Stock Market. A copy of the charter of our nominating and corporate governance committee is available on our website at www.caredxinc.com in the Corporate Governance section of our Investors webpage. During 2015, our nominating and corporate governance committee held no formal meetings.

Science and Technology Committee

Our science and technology committee is comprised of Fred E. Cohen and Ralph Snyderman, each of whom is a non-employee member of our board of directors. Dr. Snyderman is the chair of our science and technology committee. Our science and technology committee is responsible for, among other things:

•	meeting with the Company’s science and technology leaders to review the Company’s internal research and technology development activities and provide input as it deems appropriate;

•	reviewing technologies that the Company considers for licensing or acquisition; and

•	reviewing the Company’s development of its technical goals and research and development strategies.

Our science and technology committee operates under a written charter. During 2015, our science and technology committee held one meeting.

Compensation Committee Interlocks and Insider Participation

In the past three years, none of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the composition of our board of directors, including, without limitation, issues of character, integrity, judgment, diversity, age, independence, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing board of directors, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no other stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the company continuously for at least 12 months prior to the date of the submission of the recommendation. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diversity of experience, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and CareDx and evidence of the recommending stockholder’s ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors’ membership. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at CareDx, Inc., 3260 Bayshore Blvd., Brisbane, California 94005. To be timely for our 2017 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 19, 2017 and no later than March 21, 2017. The notice must state the information required by Section 2.4(ii) of our bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our Chief Financial Officer at CareDx, Inc., 3260 Bayshore Blvd., Brisbane, CA 94005. Our Chief Financial Officer will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairman of our board of directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at www.caredx.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Board’s Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deemed appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our audit committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

Directors who are employees do not receive any additional compensation for their service on our board of directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board of directors and committee meetings. In 2015, certain of our non-employee directors received cash compensation and options to purchase shares of our common stock pursuant to our 2014 Equity Incentive Plan as set forth below.

Our non-employee directors received an annual retainer of $30,000 for their service on our board of directors and any committee thereof. Members of our audit committee, compensation committee, nominating and corporate governance committee, and science and technology committee, other than the chair of each such committee, received an additional annual retainer of $10,000, $6,000, $4,000 and $4,000, respectively. The chair of our audit committee, compensation committee, nominating and corporate governance, and science and technology committee each received an additional annual retainer of $20,000, $12,000, $8,000 and $8,000, respectively. Additionally, the individual acting as Chairman of the Board received an additional annual retainer of $65,000. All annual retainers were paid quarterly and pro-rated for partial service in any year. Two-thirds of each non-employee director’s retainer was paid in the form of common stock of the Company, the remaining one-third was paid in cash. At the individual’s election each quarter, each non-employee director was permitted to elect to receive 100% of their retainer in the form of common stock of the Company. We will also continue to reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board of directors and committee meetings in accordance with our travel policy.

In addition, nondiscretionary, automatic grants of nonstatutory stock options will be made to our non-employee directors. Any non-employee director who first joins our board of directors on or after the effective date of our 2014 Equity Incentive Plan will be automatically granted an initial stock option to purchase 10,948 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. The options will vest and become exercisable in equal monthly installments beginning with the first monthly anniversary after the grant date over the following three years. On the first business day after each annual meeting of our stockholders, each non-employee director who continues to serve on our board of directors will be automatically granted an option to purchase an additional 5,255 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Each of these options will vest and become exercisable in equal monthly installments beginning with the first monthly anniversary after the grant date over the following one year. The vesting of the options described above will accelerate in full upon a “change in control” as defined in our 2014 Equity Incentive Plan.

The following table sets forth the compensation accrued or paid by us to certain non-employee directors during the year ended December 31, 2015, for service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Michael D. Goldberg	27,750	81,465	6,233	115,448
Brook Byers	—	44,007	6,233	50,240
Ralph Snyderman	—	42,323	6,233	48,556
Fred E. Cohen	10,212	29,704	6,233	46,149
George W. Bickerstaff, III	16,667	31,886	6,233	54,785
William A. Hagstrom	7,777	25,600	35,866	69,243

(1)	The amounts in this column represent the fair value of common stock granted in lieu of cash retainers pursuant to our outside director compensation plan. Amounts represent the aggregate fair value of the stock awards computed as of the grant date of each stock award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015, as amended, filed with the SEC.
(2)	Amounts represent the aggregate fair value of the option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015, as amended, filed with the SEC. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718.

The aggregate number of shares subject to outstanding stock awards and stock option awards for each of our non-employee directors as of December 31, 2015 was:

Name	Aggregate Number of Stock Awards (#)	Aggregate Number of Options Awards (#)
Michael D. Goldberg (1)	38,537	136,421
Brook Byers (2)	15,455	21,458
Ralph Snyderman (3)	18,934	36,056
Fred E. Cohen (4)	5,111	21,458
George W. Bickerstaff, III (5)	6,752	21,458
William A. Hagstrom (6)	2,572	16,203

(1)	As of December 31, 2015, Mr. Goldberg held (i) an option grant to purchase 64,525 shares, 1/8th of the shares subject to the option shall vest on October 31, 2011, and 1/48th of the shares subject to the option shall vest each month thereafter, (ii) an option grant to purchase 61,386 shares, 1/4th of the shares subject to the option shall vest on April 7, 2015, and 1/48th of the shares subject to the option shall vest each month thereafter, (iii) option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of July 21, 2014, and (iv) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of June 17, 2015.
(2)	As of December 31, 2015, Mr. Byers held (i) an option grant to purchase 10,948 shares, 1/36th of the shares subject to the option shall vest each month commencing on the one month anniversary of April 15, 2014, (ii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on July 21, 2014, and (iii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of June 17, 2015.
(3)	As of December 31, 2015, Dr. Snyderman held (i) an option grant to purchase 14,598 shares, 1/48th of the shares subject to the option shall vest each month commencing on the one month anniversary of April 11, 2009, (ii) an option grant to purchase 10,948 shares, 1/36th of the shares subject to the option shall vest each month commencing on the one month anniversary of April 15, 2014, (iii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of July 21, 2014, and (iv) option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of June 17, 2015.
(4)	As of December 31, 2015, Dr. Cohen held (i) an option grant to purchase 10,948 shares, 1/36th of the shares subject to the option shall vest each month commencing on the one month anniversary of July 19, 2014, (ii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on July 21, 2014, and (iii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of June 17, 2015.
(5)	As of December 31, 2015, Mr. Bickerstaff held (i) an option grant to purchase 10,948 shares, 1/36th of the shares subject to the option shall vest each month commencing on the one month anniversary of July 19, 2014, (ii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on July 21, 2014, and (iii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of June 17, 2015.
(6)	As of December 31, 2015, Mr. Hagstrom held (i) an option grant to purchase 10,948 shares, 1/36th of the shares subject to the option shall vest each month commencing on the one month anniversary of March 2, 2015, and (ii) an option grant to purchase 5,255 shares, 1/12th of the shares subject to the option shall vest each month commencing on the one month anniversary of June 17, 2015.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, or EY, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2016. EY also served as our independent registered public accounting firm for our fiscal year ended December 31, 2015.

At the Annual Meeting, stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2016. Stockholder ratification of the appointment of EY is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2016 if our audit committee believes that such a change would be in the best interests of CareDx and its stockholders. A representative of EY is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by EY for our fiscal years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees (1)	$1,255,000	$1,987,635
Audit-Related Fees (2)	10,800	—
Tax Fees (3)	—	—
All Other Fees (4)	1,995	—

	$1,267,795	$1,987,635

(1)	“Audit Fees” of Ernst & Young LLP for 2015 and 2014 were for professional services associated with the annual audit of our financial statements, the reviews of our interim financial statements, the issuance of consents and comfort letters in connection with registration statement filings with the SEC, and review services related to regulatory filings for the acquisition of Allenex AB.
(2)	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” In 2015, this fee included a review for the implementation plan of new accounting software.
(3)	No tax services were provided in 2015 and 2014.
(4)	“All Other Fees” include any fees billed that are not audit, audit related or tax fees. In 2015, this fee included a license to an accounting research database.

Auditor Independence

In 2015, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. In the years ended December 31, 2015 and 2014, services and related fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” that were billed by Ernst & Young LLP were approved by the audit committee in accordance with SEC requirements.

Vote Required

The ratification of the appointment of EY requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2016.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CareDx, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, or EY, the Company’s independent registered public accounting firm. The audit committee has discussed with EY the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012) of the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the audit committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

            Michael D. Goldberg (Chair)*

            Fred E. Cohen*

            William A. Hagstrom

            George W. Bickerstaff*

*	On April 14, 2016 Dr. Cohen replaced Mr. Bickerstaff as a member of the Audit Committee and Mr. Goldberg was appointed as Chair.

PROPOSAL NO. 3

STOCKHOLDER APPROVAL OF PRIVATE INVESTMENT

IN PUBLIC EQUITY FINANCING

Background

On April 12, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) named therein in connection with the sale and issuance (the “Private Placement”) of approximately $14.1 million worth of units (“Units”). Each Unit is comprised of: (i) one share of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) five shares of Series A Mandatorily Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred”); and (iii) three warrants (the “Common Warrants”), each to purchase one share of Common Stock upon exercise of such Warrants, at a purchase price of $23.94 per Unit (the equivalent of $3.99 per share of Common Stock, assuming conversion of the Series A Preferred). Pursuant to the Private Placement, the Company sold an aggregate of 591,860 Units, consisting of an aggregate of (i) 591,860 shares of Common Stock; (ii) 2,959,300 shares of Series A Preferred; and (iii) 1,775,580 Common Warrants, for an aggregate offering price of approximately $14.1 million. We made payments of approximately $1.1 million and $97,000 in placement fees and other offering expenses, respectively, to Leerink Partners LLC, Brookline Capital Markets and M.M. Dillon & Co. Group as part of closing the sale of the 591,860 Units in the Private Placement. Additionally, we issued warrants to purchase an aggregate of 200,000 shares of Common Stock to certain of our placement agents (the “Placement Agent Warrants,” and together with the Common Warrants, the “Warrants”). Please see “RELATED PERSON TRANSACTIONS—Financial Advisors and Placement Agent Agreements” of this proxy statement for more information.

Additionally, the Company will issue an additional 334,169 Units, consisting of (i) 334,169 shares of Common Stock; (ii) 1,670,845 shares of Series A Preferred; and (iii) 1,002,507 Common Warrants, for an aggregate investment amount of $8 million (the “Subsequent Financing”). If the consummation of the Subsequent Financing occurs after the date of the Annual Meeting and this Proposal No. 3 is approved by the shareholders of the Company, the Company will issue 2,005,014 shares of Common Stock and 1,002,507 Common Warrants, and no Series A Preferred, in connection with the Subsequent Financing. Securities issued in the Subsequent Financing will be at the same price and on substantially the same terms as in the Private Placement. The Private Placement and the Subsequent Financing are collectively referred to herein as the “Financings.”

Subject to certain limitations described below under “DESCRIPTION OF THE WARRANTS,” the Common Warrants are exercisable for a period of seven (7) years expiring on April 14, 2023 and have an initial exercise price of $4.98 per share. The Placement Agent Warrants are exercisable for a period of five (5) years expiring on April 14, 2021 and have an initial exercise price of $3.99 per share. Pursuant to the terms of the Warrants, the holder of the Warrants cannot exercise the Warrants until the Company has obtained the Requisite Stockholder Approval (defined below).

The offer and sale of the Common Stock, Series A Preferred, and Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state in reliance upon exemptions from registration thereunder, including the exemptions provided under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Common Stock, Series A Preferred and Warrants were sold solely to “accredited investors” as defined in Rule 501(a) promulgated under the Securities Act.

Each share of Series A Preferred is mandatorily convertible into Common Stock upon our receipt of certain stockholder approvals required pursuant to the rules of the NASDAQ Stock Market (the “Requisite Stockholder Approval”). Subject to obtaining the Requisite Stockholder Approval, each share of Series A Preferred is initially convertible into one share of Common Stock, subject to certain adjustments. The Series A Preferred are not entitled to receive dividends and are not redeemable at our election. Except as required by the General

Corporation Law of Delaware, the Series A Preferred do not have voting rights and will not be included in determining the number of shares voting or entitled to vote on any matter of the company. The Series A Preferred are subject to and qualified by the terms and conditions of the Certificate of Designation of the Preferences, Rights and Limitations of the Series A Mandatorily Convertible Preferred Stock (the “Certificate of Designation”), a copy of which has been filed with our Form 8-K filed on April 14, 2016 as Exhibit 3.1 and is incorporated herein by reference.

Unless and until we obtain the approval of our stockholders for the issuance of the shares of Common Stock upon the conversion of the Series A Preferred and the exercise of the Warrants, the Series A Preferred cannot be converted into, and the Warrants cannot be exercised for, shares of our Common Stock.

Reasons for the Financings

Our Board of Directors determined that the Financings are advisable and in the best interests of our stockholders. The purpose of the Financings is to increase our capital levels, to fund continued growth and for other general corporate purposes.

Reasons for Requesting Stockholder Approval

Our common stock is listed on the NASDAQ Global Market and, therefore, we are subject to the NASDAQ Listing Rules. NASDAQ Listing Rule 5635(d) requires that an issuer obtain stockholder approval prior to the issuance of common stock in a non-public offering if such issuance would equal 20% or more of the issuer’s common stock or voting power outstanding before the issuance. Because we had a total of 11,983,298 shares of Common Stock outstanding prior to the Private Placement, we are restricted by NASDAQ Listing Rule 5635 from issuing 2,396,660 or more shares of Common Stock, or securities convertible into or exercisable for such shares of Common Stock, in a non-public offering without obtaining stockholder approval. Because the shares of Common Stock issued or issuable upon conversion or exercise of securities in connection with the Financings would exceed 20% of the Company’s Common Stock outstanding, the Series A Preferred cannot be converted into, and the Warrants cannot be exercised for, shares of our Common Stock until such time as stockholder approval is obtained.

We agreed to seek to obtain the Requisite Stockholder Approval by the date of the Annual Meeting.

Voting Agreements

We entered into a voting agreement (the “Voting Agreement”) with certain stockholders of the Company (the “Stockholders”) representing a majority of our outstanding Common Stock, pursuant to which each Stockholder agreed to vote certain of its shares of Common Stock in favor of granting us the Requisite Stockholder Approval. The Voting Agreement limits the ability of each Stockholder to sell or otherwise transfer the shares of Common Stock it beneficially owns. The Voting Agreement terminates upon the earliest to occur of (i) the date upon which the Requisite Stockholder Approval is obtained, (ii) the termination of the Purchase Agreement in accordance with its terms, and (iii) June 30, 2016.

The foregoing description of the Purchase Agreement, Preferred Stock, Warrants, and Voting Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by the full text of the Form of Purchase Agreement, Certificate of Designation, Form of Voting Agreement and Form of Warrant, which have been filed on Form 8-K filed on April 14, 2016 as Exhibit 3.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, which are incorporated herein by reference.

Possible Effects if Proposal No. 3 is Approved

If Proposal No. 3 is approved by our stockholders, (i) we will issue 4,630,145 shares of Common Stock upon conversion of the Series A Preferred (or, if the Subsequent Financing is completed after receipt of the Requisite Stockholder Approval, 2,959,300 shares of Common Stock upon conversion of the Series A Preferred and 1,670,846 shares of Common Stock issued in lieu of the Series A Preferred in the Subsequent Financing), (ii) the Common Warrants may be exercised for an aggregate of 2,778,087 shares of our Common Stock at an exercise price of $4.98 per share of Common Stock, and (iii) the Placement Agent Warrants may be exercised for an aggregate of 200,000 shares of our Common Stock at an exercise price of $3.99 per share of Common Stock. If stockholder approval is received, the rights and privileges associated with the Common Stock issuable upon conversion of the Series A Preferred and exercise of the Warrants will be identical to the rights and privileges associated with the Common Stock held by the Company’s existing common stockholders. Approval of Proposal No. 3 will also have the following consequences:

•	Dilution. Upon conversion of the Series A Preferred and exercise of the Warrants issued in the Financings, we will issue an aggregate of 7,608,232 shares of Common Stock. This will dilute the earnings per share of our Common Stock and dilute the voting power and percentage ownership of our outstanding capital stock. Assuming the conversion of all of the outstanding shares of Series A Preferred and exercise in full of all of the Warrants, the shares of common stock currently outstanding would represent approximately 65.25% of the Common Stock after such conversion and exercise.

•	Improved Balance Sheet and Capital Levels. We received aggregate gross proceeds of approximately $14.1 million from the sale of the Units in the Private Placement. We expect to receive aggregate gross proceeds of approximately $8.0 million from the sale of Units, or if completed following the receipt of the Requisite Stockholder Approval, from the sale of Common Stock in the Subsequent Financing. These proceeds strengthened our balance sheet and increased our capital levels. Upon the exercise of the Warrants for Common Stock, we will receive additional equity through payment of the exercise price, which will further strengthen our capital levels.

•	Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of Common Stock upon the conversion of the Series A Preferred and the exercise of the Warrants could affect trading patterns and adversely affect the market price of our Common Stock. Additionally, sales in the public market of the shares of Common Stock acquired upon conversion of the Series A Preferred or exercise of the Warrants, or the perception that such sales could occur, could adversely affect the prevailing market price of our Common Stock and impair our ability to raise funds in additional stock financings.

Possible Effects if Proposal No. 3 is Not Approved

If Proposal No. 3 is not approved by stockholders, we will not have the right to convert the Series A Preferred under the Series A Preferred’s mandatory conversion feature, and the Warrants will not be exercisable.

DESCRIPTION OF THE SERIES A PREFERRED

This section summarizes specific terms and provisions of the Series A Preferred. The description of the Series A Preferred contained in this section is qualified in its entirety by the actual terms of the Series A Preferred as set forth in the Certificate of Designations filed with Form 8-K filed on April 14, 2016 as Exhibit 3.1.

General

The Series A Preferred constitutes a single series of our preferred stock, consisting of 5,000,000 authorized shares, $0.01 par value per share, having a liquidation preference amount of $3.99 per share. The Series A Preferred has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series A Preferred.

Ranking

The Series A Preferred will rank, with respect to the payment of distributions upon the liquidation, dissolution or winding up of the Company, senior to our Common Stock and each other class or series of capital stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred as to dividend rights and rights upon the liquidation, dissolution or winding up of the Company. The Series A Preferred will rank junior to existing and future debt obligations of the Company and junior to each class or series of capital stock we may issue in the future, the terms of which expressly provide that it ranks senior to the Series A Preferred. The Series A Preferred will rank on parity with each other class or series of capital stock we may issue in the future, the terms of which expressly provide that it ranks on parity with the Series A Preferred.

Dividend Rights

The Series A Preferred shall not be entitled to receive any dividends.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, holders of the Series A Preferred will be entitled to receive, out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of our Common Stock or any securities that rank junior with respect to distributions (but subject to the prior rights of holders of any senior stock), an amount equal to $3.99 per share. The amount that holders of the Series A Preferred will be entitled to receive in the event of our liquidation, dissolution or winding up is subject to adjustment whenever there is a share split, combination, reclassification or other similar event involving the Series A Preferred, as determined by the Board of Directors.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable related to the Series A Preferred and any parity stock shall be insufficient to pay in full the amount to which such holders are entitled, the holders of the Series A Preferred and parity stock will share ratably in any distribution of assets in proportion to the full respective distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A Preferred will not be entitled to any further participation in any distribution of our assets. All distributions made with respect to the Series A Preferred in connection with any liquidation, dissolution or winding up will be made pro rata to the holders of Series A Preferred.

Neither the sale, lease, exchange or conveyance for cash, shares of stock, other securities or other consideration of all or substantially all of the assets or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company) nor the merger, consolidation or share exchange of the Company into or with any other person will be deemed to be a liquidation, dissolution or winding up of the Company for purposes of the liquidation rights of the Series A Preferred.

No Redemptions

The Series A Preferred is not redeemable by the Company.

Mandatory Conversion

Upon obtaining the Requisite Stockholder Approval all outstanding shares of Series A Preferred shall automatically be converted into shares of Common Stock at a conversion rate equal to the original issue price of $3.99 divided by the then applicable conversion price.

The initial conversion price of $3.99 will adjust for stock dividends, stock splits and other corporate actions affecting the Common Stock. Upon obtaining the Requisite Stockholder Approval, each share of Series A Preferred will be automatically converted into one (1) share of Common Stock.

On the date of the mandatory conversion, the Company will provide notice of the mandatory conversion date to holders of the Series A Preferred along with a statement of the number of shares of Common Stock to be issued upon the conversion and, if certificates are to be issued, the place where certificates for the Series A Preferred may be surrendered.

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. Upon any conversion, all fractional share interests to which a holder may be entitled shall be aggregated into whole shares of Common Stock with cash being paid for any fractional interest that may remain after such aggregation. The Company will pay cash for the fractional share based on the closing stock price of the Common Stock on the trading date preceding conversion.

Adjustments to Conversion Ratio and Conversion Price. The conversion ratio and the conversion price will be proportionately adjusted from time to time for stock splits, stock dividends and other reclassifications of our Common Stock, as described in the Certificate of Designations filed on Form 8-K filed on April 14, 2016 as Exhibit 3.1. In addition, the liquidation preference of the Series A Preferred will be adjusted whenever there occurs a stock split, combination, reclassification or other similar event involving the Series A Preferred, which will also result in a corresponding adjustment to the conversion ratio.

Voting Rights

The holders of the Series A Preferred will not have voting rights, except as specifically required by Delaware law and as set forth in the Certificate of Designations filed with our Form 8-K filed on April 14, 2016 as Exhibit 3.1. In any matter in which the Series A Preferred may vote, each share of Series A Preferred will represent one vote.

So long as any shares of Series A Preferred remain outstanding, unless a greater percentage is required by law, the affirmative vote or consent of the holders of at least a majority of all of the shares of Series A Preferred at the time outstanding, voting separately as a class, will be required to amend, alter or repeal any provision of our Certificate of Incorporation (including the Certificate of Designations creating the Series A Preferred), if the amendment, alteration or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred.

Except as otherwise required by law, we may, without the consent of any holder of Series A Preferred, (i) increase the amount of authorized shares of Series A Preferred, (ii) issue any additional shares of Series A Preferred, or (iii) authorize, increase the authorized amount of, or issue parity stock (provided that dividend rights are noncumulative) and junior stock, provided that any such parity stock or junior stock does not rank senior to the Series A Preferred as to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

DESCRIPTION OF THE WARRANTS

General

Each purchaser of Units in the Private Placement received a Common Warrant to purchase three (3) shares of Common Stock and the placement agents received warrants to purchase an aggregate of 200,000 shares of Common Stock. Warrants to purchase a total of 1,975,580 shares of Common Stock were issued in connection with the Private Placement and, assuming the Subsequent Financing is completed, an additional 1,002,507 Common Warrants shall be issued, for a total of 2,978,087 Warrants in connection with the Financings.

Term

The Common Warrants are exercisable for a period of seven (7) years expiring at 11: 59 p.m., Eastern Time, on April 14, 2023. The Placement Agent Warrants are exercisable for a period of five (5) years expiring at 11:59 p.m. Eastern Time, on April 14, 2021.

Exercise Price and Adjustments

The Common Warrants have an exercise price of $4.98 per share of Common Stock and the Placement Agent Warrants have an exercise price of $3.99 per share of Common Stock. The number of shares of Common Stock for which Warrants may be exercised and the exercise price applicable to the Warrants will be proportionately adjusted in the event that the Company pays stock dividends or makes distributions of Common Stock, or subdivides, combines or reclassifies its outstanding Common Stock, such as in a stock split or reverse stock split. The exercise price is payable only by cash or check.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants or as a consequence of any adjustment pursuant to the Warrants. Rather, upon the exercise of the Warrants, the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

Voting Rights

Prior to exercise of the Warrants, the Warrants will not entitle the holders thereof to any voting rights or other rights as a shareholder of the Company, except that the holders of the Warrants will have the right to receive certain notices from the Company.

Recommendation and Vote

Under NASDAQ Listing Rule 5635, the affirmative vote of a majority of the votes cast is required for stockholder approval of the proposal to approve the issuance of shares of the Company’s Common Stock and the shares of the Company’s common stock issuable upon conversion of the Series A Preferred and exercise of the Warrants issued in connection with the Financings. Abstentions and broker non-votes are not counted as votes cast and will not be counted in determining whether the proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK AND THE SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED AND EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE FINANCINGS. HOWEVER, PER APPLICABLE NASDAQ LISTING RULES, THE SHARES OF COMMON STOCK ISSUED TO CERTAIN INVESTORS IN THE PRIVATE PLACEMENT WILL NOT BE ELIGIBLE TO VOTE FOR, AND VOTES SUBMITTED WITH RESPECT TO SUCH SHARES OF COMMON STOCK WILL NOT BE COUNTED FOR, PROPOSAL NO. 3.

EXECUTIVE OFFICERS

Name	Age	Position(s)
Peter Maag, Ph.D.	49	President, Chief Executive Officer, and Director
James P. Yee, MD, Ph.D.	66	Chief Medical Officer
Matthew J. Meyer	46	Chief Business Officer
Ken Ludlum*	62	Former Chief Financial Officer and Senior Financial Advisor
Mitch J. Nelles, Ph.D.	63	Chief Operating Officer
John J. Sninsky, Ph.D.	66	Chief Scientific Officer
Charles Constanti**	52	Chief Financial Officer
Todd Whitson	46	Chief Commercial Officer
Anders Karlsson	52	Chief International Business Officer

*	Ken Ludlum tendered his resignation as Chief Financial Officer, effective on April 6, 2016. Mr. Ludlum will continue with the Company through June 1, 2016.
**	Charles Constanti was appointed on April 6, 2016 to succeed Mr. Ludlum as Chief Financial Officer.

Peter Maag, Ph.D. For a brief biography of Mr. Maag, please see “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Continuing Directors.”

James P. Yee, M.D., Ph.D. has served as our Chief Medical Officer since August 2006. From January 2003 to June 2006, Dr. Yee was Vice President and Head of Development for Celera Genomics, Inc., a diagnostics company. From June 1995 to December 2002, he was Vice President of Preclinical and Clinical Development at Roche Bioscience, a division of F. Hoffmann-La Roche Ltd. Earlier in his career, Dr. Yee held a variety of research and development positions of increasing responsibility at Syntex Corporation, including Vice President and Director of the Institute for Clinical Medicine from 1989 to 1992. Dr. Yee is certified in internal medicine by the American Board of Internal Medicine. Dr. Yee holds a B.S. in Electrical Engineering and Computer Science and a Ph.D. in Biophysics from the University of California at Berkeley, and an M.D. from the University of California, Los Angeles School of Medicine.

Matthew J. Meyer has served as our Chief Business Officer since February 2012. Prior to that, he served as our Vice President of Corporate Development and Legal Affairs since August 2010. Mr. Meyer has over 20 years of business and corporate development, marketing, legal and commercial experience in the global life sciences industry. Prior to joining CareDx, Mr. Meyer was Vice President, Business Development and General Counsel at Cerimon Pharmaceuticals from January 2008 to August 2010, where he led the in-license and partnering of prescription pharmaceuticals in the fields of pain and inflammation. Prior to that, Mr. Meyer held senior management positions at Draeger Medical Systems, the U.S. subsidiary of the German-based global medical device company, most recently serving as Vice President and General Counsel from September 2006 to December 2007. Prior to Draeger, from July 2004 to August 2006, Mr. Meyer held positions of increasing responsibility at Novartis Pharma AG in Basel, Switzerland, including serving as Head of Global Marketing Channel Innovations, a role in which he helped foster greater marketing and sales effectiveness through the use of innovative technology-based initiatives. Previously, from January 2000 to June 2004, Mr. Meyer was the Vice President, Global Business Development and Legal Affairs at RxCentric, Inc., which was acquired by Allscripts Healthcare Solutions, Inc. in 2003 and integrated into its Physician’s Interactive division. That division was a leader in online life science marketing programs to physicians. Prior to that, Mr. Meyer served as a commercial and transactional attorney at Pfizer Inc. from 1995 to 2000, working in the U.S. corporate and R&D headquarters and the United Kingdom. Mr. Meyer graduated cum laude and Phi Beta Kappa with a Bachelor of Arts degree from Cornell University. He earned his Juris Doctor degree from Villanova University School of Law.

Ken Ludlum has served as our Senior Financial Advisor since April 2016. Prior to that, Mr. Ludlum served as our Chief Financial Officer from March 2014 until April 2016. From April 2011 to October 2013, Mr. Ludlum served as Vice President and Chief Financial Officer, Head of Operations for EndoGastric Solutions, Inc. From

December 2009 to March 2011, Mr. Ludlum provided consulting and advisory services to a number of private medical companies. From April 2008 to November 2009, he served as Senior Vice President Finance & Administration, CFO for Paracor Medical Inc. Mr. Ludlum has over 30 years of business and financial experience working with healthcare and biotech companies, including service as CFO for two other publicly-held companies, Perclose, Inc., from 1995 to 2000, and Alteon, Inc., from 1992 to 1994. Mr. Ludlum currently serves on the board of directors for another publicly held company, NATUS Medical, Inc. He has also served on the board of directors of several public and private medical or biotechnology companies. Mr. Ludlum holds a B.S. in Business Administration from Lehigh University and an M.B.A. from Columbia University Graduate School of Business.

Mitchell J. Nelles, Ph.D. has served as our Chief Operating Officer since January 2012. Prior to that, he served as our Vice President, Research and Development and Technical Operations since December 2006. From August 2003 to October 2006, Dr. Nelles was Vice President of North America Research and Development at bioMérieux, Inc., an in vitro diagnostics company. From December 2001 to July 2003, Dr. Nelles was Vice President of Research and Development at TriPath Oncology, a subsidiary of TriPath Imaging Inc., a company that develops, manufactures, markets and sells solutions to improve the clinical management of cancer. Dr. Nelles holds a B.A. in Biological Sciences from Rutgers College, a Ph.D. in Biomedical Sciences (Immunology) from the University of Texas, Health Sciences Center at Dallas, and has completed postdoctoral training in Immune Regulation at Brandeis University.

John J. Sninsky, Ph.D. has served as our Chief Scientific Officer since January 2015. Prior to that, he served in a variety of increasingly senior roles at early stage biotechnology and global pharmaceutical companies. From November of 2000 to August 2014, Dr. Sninsky served as Vice President of Discovery Research at Celera Corporation (now part of Quest Diagnostics), a molecular diagnostic company focused on personalizing disease management. He has been responsible for high throughput DNA genotyping, RNA expression, biostatistics, bioinformatics and computational biology groups with a focus on infectious disease, cardiometabolic disease and oncology. Dr. Sninsky received a bachelor’s degree in biology from Bates College and a Ph.D. in biology from Purdue University. He was a postdoctoral fellow in Genetics and Medicine at Stanford University School of Medicine.

Charles Constanti has served as our Chief Financial Officer since April 2016. Prior to that, he served as Vice President and Chief Financial Officer of Procera Networks, Inc., a networking equipment and software company, from May 2009 to June 2015, when it was acquired by an entity affiliated with Francisco Partners. Mr. Constanti continued to provide transition services until September 2015. From April 2005 to February 2007, Mr. Constanti served as Vice President and Chief Financial Officer of Netopia, Inc., a telecommunications equipment and software company which was acquired in February 2007 by Motorola, Inc., where he serves as Senior Finance Director until May 2009. Previously, Mr. Constanti held various senior finance positions at Quantum Corporation and Bank of America Corporation, and was an auditor with PricewaterhouseCoopers. Mr. Constanti is an inactive certified public accountant. Mr. Constanti received his B.S., magna cum laude, in accounting from Binghamton University.

Todd Whitson has served as our Chief Commercial Officer since April 2016. Prior to that, from August 2011 to April 2016, he served as Vice President of Commercial Operations of Ariosa Diagnostics, a company that provides non-invasive prenatal testing. Mr. Whitson served as Vice President of Oncology Sales for LabCorp from January 2011 until August 2011. From January 2008, Mr. Whitson held several senior sales positions with Genzyme Genetics. He held these positions with Genzyme Genetics until January 2011, when LabCorp acquired Genzyme Genetics. Prior to joining Genzyme Genetics, Mr. Whitson held District Sales Manager positions with Eli Lilly and then with Novartis. Mr. Whitson earned a B.A. in economics and psychology, cum laude, from Lafayette College and an M.A. in sports administration from the University of Richmond.

Anders Karlsson, M.B.A. has served as our Chief International Business Officer since April 2016. Prior to that, he served as the Chief Executive Officer of Allenex AB, a life sciences company that developed, manufactured, marketed and sold products for safer transplantation of blood stem cells and organs, since 2011. In

April 2016, Allenex AB was acquired by us and continues operations as a wholly owned subsidiary. From 2009 to 2011, Mr. Karlsson served as the Chief Executive Officer of Olerup International AB, a global distributor of molecular diagnostic products and services. From 2008 to 2009, Mr. Karlsson served as the Chief Executive Officer of AbSorber AB, a biotech company that develops products for increasing the probability of transplantation success. Prior to that, Mr. Karlsson held positions of increasing responsibility at Novartis Pharmaceutical in Sweden, including Head of Sales, Head of Sales and Marketing, and Country President for Novartis Norway. Mr. Karlsson studied economics at University of Jönköping and marketing management at IHM Business School Linköping. Mr. Karlsson received his M.B.A. from the Henley Business School of the University of Reading, United Kingdom.

EXECUTIVE COMPENSATION

Our named executive officers for 2015, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	Peter Maag, our President and Chief Executive Officer;

•	Ken Ludlum, our Former Chief Financial Officer and Senior Financial Advisor; and

•	John Sninsky, our Chief Scientific Officer.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. The salary and bonuses paid to our executive officers are reviewed annually by the compensation committee. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Chief Executive Officer recuses himself from compensation committee and board discussions when his compensation is reviewed. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to our board of directors regarding compensation for the Chief Executive Officer. The independent members of our board of directors make the final decisions regarding executive compensation for the Chief Executive Officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2014, the compensation committee retained Radford Associates, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of our compensation committee. Our compensation committee engaged Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table

The following table provides information regarding the compensation awarded to, or earned by, our executive officers, including each of our named executive officers, during 2014 and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)
Peter Maag,	2015	438,490	—	162,250	216,848	185,625	3,846	1,007,059
President and Chief Executive Officer	2014	370,735	—	—	535,180	176,904	—	1,082,819
Ken Ludlum,	2015	321,390	—	194,700	108,424	65,000	6,463	695,977
Former Chief Financial Officer and Senior Financial Advisor	2014	238,108	—	—	—	123,000	—	361,108
John Sninsky (4),	2015	327,033	—	—	203,295	125,766	6,522	662,615
Chief Scientific Officer	2014	—	—	—	—	—	—	—

(1)	The amounts in this column represent the fair value of the award computed as of the grant date of each stock award computed as of the grant date of each option award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015, as amended, filed with the SEC.
(2)	The amounts in this column represent the aggregate fair value of the award computed as of the grant date of each option award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015, as amended, filed with the SEC.
(3)	Represents amounts paid as a discretionary bonus to our executive officers, including our named executive officers, for their performance in 2015 as compared against the performance goals set in accordance with our Executive Incentive Compensation Plan.
(4)	Dr. Sninsky joined us in January of 2015. He did not receive compensation from us in fiscal year 2014.

Non-Equity Incentive Plan Compensation

Each of our named executive officers is eligible for cash annual incentive payments. For 2015, Dr. Maag had a target annual incentive of up to 55% of his base salary, as contractually set forth in his Chief Executive Employment Agreement described below. Each other named executive officer is eligible for a target annual incentive of 40% of his base salary.

Payment of an incentive is based on our performance against certain key performance indicators. For 2015, our key performance indicators included patients served, our profits, our partnering relationships, our pipeline, and our performance culture. We measure our actual performance against our budgeted goals, and then determine an incentive payout.

Employment Agreements for Named Executive Officers

Peter Maag

We entered into a Chief Executive Employment Agreement with Dr. Maag, dated September 19, 2012, under which Dr. Maag serves as our President and Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Maag’s current annual base salary is $450,000, and he is currently eligible for a target annual bonus of up to 55% of his base salary.

Ken Ludlum

We entered into an offer letter with Mr. Ludlum, dated March 18, 2014, under which Mr. Ludlum served as our Chief Financial Officer. The agreement provided for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. On April 6, 2015 Mr. Ludlum transitioned from his role as Chief Financial Officer of the Company to Senior Financial Advisor. During 2015, Mr. Ludlum’s annual base salary was $325,000.

John Sninsky

We entered into an offer letter with Dr. Sninsky, dated December 3, 2014, under which Dr. Sninsky serves as our Chief Scientific Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Sninsky’s current annual base salary is $325,000, and he is currently eligible for a target annual bonus of up to 40% of his base salary.

Potential Payments and Benefits upon Termination or Change of Control for Officers

Peter Maag

Pursuant to Dr. Maag’s Change of Control and Severance Agreement, dated May 1, 2014, if within two months prior to, or twelve months following a change of control, we or our successor terminate Dr. Maag’s employment without cause, Dr. Maag will be entitled to (a) twelve months’ severance, (b) acceleration of vesting equal to 100% of any unvested options, (c) a lump sum payment equal to Dr. Maag’s annual bonus, and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Maag becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminate

Dr. Maag’s employment without cause and such termination occurs outside of a change of control event, Dr. Maag will be entitled to (a) twelve months’ severance, and (b) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Maag becomes covered under a similar plan of a new employer.

Ken Ludlum

On April 22, 2016, the Company entered into a separation agreement with Mr. Ludlum (the “Separation Agreement”). Pursuant to the Separation Agreement, (i) Mr. Ludlum’s employment will terminate on June 1, 2016 (the “Separation Date”), (ii) Mr. Ludlum will remain on payroll at 100% of his current monthly salary (or, gross payment of $27,083.33) for each of April 2016 and May 2016 and (iii) Mr. Ludlum’s stock options and equity awards will cease vesting on the Separation Date.

John Sninsky

Pursuant to Dr. Sninsky’s Change of Control and Severance Agreement, dated April 18, 2016, if within two months prior to, or twelve months following a change of control, we or our successor terminate Mr. Meyer’s employment without cause, Dr. Sninsky will be entitled to (a) twelve months’ severance, (b) acceleration of vesting equal to 100% of any unvested options, (c) a lump sum payment equal to Dr. Sninsky’s annual bonus and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Sninsky becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminate Mr. Meyer’s employment without cause and such termination occurs outside of a change of control event, Dr. Sninsky will be entitled to (a) six months’ severance, and (b) six months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Sninsky’s becomes covered under a similar plan of a new employer.

For purposes of the change of control agreements, “cause” means generally:

•	executive’s material failure to perform his stated duties after a notice of failure and a cure period of ten days;

•	executive’s material violation of our policies or any written agreement or covenant with us;

•	executive’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony;

•	a willful act by executive that constitutes gross misconduct and which is injurious to us;

•	executive’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us;

•	the unauthorized use or disclosure by executive of any of our proprietary information or trade secrets or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; or

•	executive’s willful failure to cooperate with an investigation by a governmental authority.

2016 Inducement Plan

On April 21, 2016, our Board, including our independent directors, adopted the Company’s 2016 Inducement Plan (the “Inducement Plan”), pursuant to which we may grant stock awards of up to a total of 155,500 shares of common stock to new employees of the Company. The Board adopted the Inducement Plan to accommodate equity grants to new employees hired by the Company in connection with the acquisition of Allenex AB. The Inducement Plan is subject to, and will be effective as of the date that the Listing of Additional Shares application is approved by NASDAQ. As of April 22, 2016, we had not granted any stock awards under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to the Company’s 2014 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan could only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or in connection with a merger or acquisition, to the extent permitted by Rule 5635(c)(3) of the NASDAQ Listing Rules.

401(k) Plan

Our retirement plan, which we refer to as the 401(k) plan, is qualified under Section 401 of the Internal Revenue Code. Eligible employees, including all of our full-time employees, may elect to reduce their current compensation by an amount no greater than the statutorily prescribed annual limit and may have that amount contributed to the 401(k) plan. Matching contributions may be made to the 401(k) plan at the discretion of our board. To date, we have not made any contributions to the 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our executive officers, including each of our named executive officers, as of December 31, 2015.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Peter Maag	10/17/12	(1)	160,920	29,018	0.548	10/17/22	—	—
	4/8/14	(2)	113,868	—	12.3985	4/8/24	—	—
	3/6/15	(3)	—	80,000	6.4900	3/6/2025	—	—
	3/6/15	(3)	—	—	—	—	25,000	160,000
Ken Ludlum	3/31/2014	(4)	75,949	—	12.40	3/31/2024	—	—
	3/6/2015	(3)	—	40,000	6.4900	3/6/2015	—	—
	3/6/2015	(3)	—	—	—	—	30,000	192,000
John Sninsky	1/23/2015	(5)	—	75,000	6.870	1/23/2025	—	—

(1)	Two forty-eighths of the total shares vest each month on the monthly anniversary of October 1, 2012 for twelve (12) months, and, thereafter, one thirty-sixth of the remaining shares vest in equal monthly installments, subject to executive’s continued employment on each applicable vesting date.
(2)	This stock option is subject to an early exercise provision and is immediately exercisable. One quarter of the total shares vest on the one year anniversary of April 7, 2015, and, thereafter, one forty-eighth of the total shares vest in equal monthly installments, subject to executive’s continued employment on each applicable vesting date.
(3)	Full grant amount is unvested as of December 31, 2015. One quarter of the total shares vest on January 21, 2016, and, thereafter, one forty eighth of the shares subject to the option vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(4)	This stock option is subject to an early exercise provision and is immediately exercisable. One quarter of the total shares vest on March 24, 2015, and, thereafter one forty-eighth of the shares subject to the option vest each month.
(5)	Full grant amount is unvested as of December 31, 2015. One quarter of the total shares vest on January 5, 2016, and one forty-eighth of the shares subject to the option vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders (2)	1,577,317	$6.87	510,892
Equity compensation plans not approved by stockholders (3)	—	—	—
Total	1,577,317	$6.87	510,892

(1)	The weighted average exercise price is calculated based solely on outstanding stock options and warrants.

(2)	Includes the following plans: CareDx, Inc. 1998 Equity Incentive Plan, CareDx, Inc. 2008 Equity Incentive Plan, ImmuMetrix 2013 Equity Incentive Plan, CareDx, Inc. 2014 Equity Incentive Plan (“2014 Plan”) and CareDx, Inc. 2014 Employee Stock Purchase Plan (“ESPP”). Our 2014 Plan provides that on the first day of each fiscal year beginning in 2015, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 357,075 shares of common stock, (ii) four percent (4.0%) of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year, or (iii) such other amount as may be determined by our board of directors. Our ESPP provides that on the first day of each fiscal year beginning in 2015, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 133,900 shares of common stock, (ii) one and one-half percent (1.5%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as may be determined by our board of directors. On January 1, 2016, the number of shares available for issuance under our 2014 Plan and our ESPP increased by 357,075 shares and 133,900 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)	Excludes 155,500 shares of common stock issuable under the Inducement plan adopted by our Board on April 21, 2016 pursuant to the NASDAQ Listing Rule 5635(c)(4).

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our board of directors that such information be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Brook Byers, MBA (Chair)
Michael D. Goldberg, MBA
Dr. Fred E. Cohen, MD, DPhil

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2016 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 13,960,762 shares of our common stock outstanding as of April 15, 2016. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 15, 2016, or issuable pursuant to restricted stock units that are subject to vesting conditions expected to occur within 60 days of April 15, 2016, to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock units for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CareDx, Inc., 3260 Bayshore Blvd., Brisbane, CA 94005.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Gagnon Securities LLC (1)	2,402,279	16.48%
Entities affiliated with KPCB (2)	799,408	5.73%
Entities affiliated with TPG Group Holdings (SBS) Advisors, Inc. (3)	1,075,090	7.70%
Entities affiliated with Industry Ventures Healthcare, LLC (4)	704,755	5.05%
Paragon Associates and Paragon Associates II Joint Venture (5)	722,969	5.18%
Directors and Named Executive Officers:
Peter Maag (6)	400,753	2.81%
Ken Ludlum (7)	163,127	1.16%
John Sninsky (8)	40,562	*
George W. Bickerstaff, III (9)	27,584	*
Brook Byers (10)	836,896	5.99%
Fred E. Cohen (11)	26,575	*
Michael D. Goldberg (12)	184,859	1.31%
William A. Hagstrom (13)	15,740	*
Ralph Snyderman (14)	67,243	*
All current directors and executive officers as a group (17 persons)	1,978,574	13.33%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)	Consists of 102,106 shares of common stock which were purchased pursuant to a securities purchase agreement entered into in connection with the Company’s private investment in public equity financing on April 14, 2016 (the “PIPE Financing”) and based on information reported on a Schedule 13G/A filed with the SEC on February 11, 2016, the 4,336,930 shares of common stock reported by Neil Gagnon consist of (i) 676,968 shares of common stock held by Gagnon Advisors, LLC, (ii) 1,359,789 shares of common stock held by Gagnon Securities LLC, and (iii) 2,300,173 shares of common stock held by Neil Gagnon. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC (“GS”), an investment adviser registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and a registered broker-dealer, in its role as investment manager to several customer accounts, foundations, partnerships and trusts (collectively, the “Accounts”) to which it furnishes investment advice. Mr. Gagnon and GS may be deemed to share voting power with respect to 1,272,243 shares of Common Stock held in the Accounts and dispositive power with respect to 1,359,789 shares of Common Stock held in the Accounts. Mr. Gagnon is also the Chief Executive Officer of Gagnon Advisors, LLC (“Gagnon Advisors”), an investment adviser registered with the SEC under the Advisers Act. Mr. Gagnon and Gagnon Advisors, in its role as investment manager to Gagnon Investment Associates, LLC (“GIA”), a private investment fund, may be deemed to share voting and dispositive power with respect to the 676,968 shares of the Issuer’s Common Stock held by GIA. The address for each of these stockholders is 1370 Ave. of the Americas, Suite 2400, New York, NY 10019.
(2)	Based on information contained in a Schedule 13G filed with the SEC on February 17, 2015, this consists of (i) 777,601 are directly owned by KPCB X-A (of which 46,910 shares are issuable upon exercise of warrants) and (ii) 21,807 are directly owned by KPCB X-B (of which 1,323 shares are issuable upon exercise of warrants). KPCB X Associates is the general partner of KPCB X-A and KPCB X-B. The address for each of these entities is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.
(3)	Based on information reported on a Schedule 13G filed with the SEC on February 13, 2015, this represents (i) 595,665 shares of common stock held by TPG Biotechnology Partners, L.P. (“TPG Biotech”), (ii) 258,189 shares of common stock held by TPG Ventures, L.P. (“TPG Ventures”), (iii) 164,113 shares of common stock held by TPG Biotech Reinvest AIV, L.P. (“TPG Biotech Reinvest”), and (iv) 57,123 shares of common stock held by TPG Ventures Reinvest AIV, L.P. (“TPG Ventures Reinvest” and, together with TPG Biotech, TPG Ventures and TPG Biotech Reinvest, the “TPG Funds”). Group Advisors is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of each of (i) TPG Biotechnology GenPar Advisors, LLC, which is the general partner of TPG Biotechnology GenPar, L.P. (“TPG Biotech GenPar”) and (ii) TPG Ventures GenPar Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Ventures GenPar, L.P. (“TPG Ventures GenPar”). TPG Biotech GenPar is the general partner of each of (i) TPG Biotechnology Partners, L.P., a Delaware limited partnership (“TPG Biotech”) and (ii) TPG Biotech Reinvest AIV, L.P. (“TPG Biotech Reinvest”). TPG Ventures GenPar, is the general partner of each of (i) TPG Ventures, L.P. (“TPG Ventures”) and (ii) TPG Ventures Reinvest AIV, L.P. (“TPG Ventures Reinvest” and, together with TPG Biotech, TPG Biotech Reinvest and TPG Ventures, the “TPG Funds”). David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and therefore may be deemed to be the beneficial owners of the securities held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities held by the TPG Funds except to the extent of their pecuniary interest therein. The address of each of the TPG Funds, TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(4)	Consists of 62,656 shares of common stock which were purchased in our PIPE Financing and based on information reported on a Schedule 13G filed with the SEC on February 12, 2016, this represents 642,099 shares of common stock directly held by Industry Ventures Healthcare, LLC (“IV Healthcare”). Johan Swildens (“Swildens”) is the sole Managing Member of Industry Ventures Management VII, LLC (“IV Management”), which is the sole Manager of IV Healthcare. Each of Swildens and IV Management may be deemed to share voting and dispositive power over the shares held by IV Healthcare. The address for this stockholder is 30 Hotaling Place, San Francisco, CA 94111.

(5)	Consists of 70,000 shares of common stock which were purchased in our PIPE Financing by Paragon Associates and Paragon Associates II Joint Venture (“Paragon JV”) and based on information reported on a Schedule 13D filed with the SEC on November 25, 2015, this represents 652,969 shares of common stock held by Paragon JV. The common stock was purchased by Bradbury Dyer III (“Mr. Dyer”) for the account of Paragon JV on behalf of Paragon Associates, Ltd. (“Paragon”), Paragon Associates II, Ltd. (“Paragon II”), and Paragon Associates III, Ltd. (“Paragon III”). Paragon JV Partners, LLC (“Paragon GP”) serves as the general partner of each of Paragon, Paragon II, and Paragon II and the investment advisor of Paragon JV and may direct the vote and disposition of the 652,969 shares of common stock held by Paragon JV. As the sole and managing member of Paragon GP, Mr. Dyer may direct Paragon GP to direct, and, as the authorized agent to Paragon JV, may direct the vote and disposition of the 652,969 shares of common stock held by Paragon JV. (The address for each of these stockholders is 500 Crescent Court, Suite 260, Dallas, Texas 75201.
(6)	Represents 82,500 shares of common stock held by Dr. Maag and 318,253 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016.
(7)	Represents 55,500 shares of common stock held by Mr. Ludlum and 107,627 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016.
(8)	Represents 14,000 shares of common stock held by Dr. Sninsky and 26,552 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016
(9)	Represents 9,910 shares of common stock held by Mr. Bickerstaff and 17,674 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016.
(10)	Consists of the shares listed in footnote (2) above which are held of record by KPCB Holdings, Inc. as nominee, 19,814 shares of common stock held by Mr. Byers and 17,674 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016.
(11)	Represents 8,901 shares of common stock held by Dr. Cohen and 17,674 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016. Dr. Cohen, a member of our board of directors, is a TPG Partner. Dr. Cohen has no voting or investment power over and disclaims beneficial ownership of the securities held by the TPG Funds. Dr. Cohen’s business address is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(12)	Represents 48,876 shares of common stock held by Mr. Goldberg and 135,983 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016.
(13)	Represents 6,362 shares of common stock held by Mr. Hagstrom and 9,378 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016.
(14)	Represents 23,293 shares of common stock held by Dr. Snyderman and 43,950 shares subject to options that are immediately exercisable or exercisable within 60 days of April 15, 2016.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Financial Advisors and Placement Agents Agreements

We entered into financial advisors and placement agents agreements (the “Agreements”) with M.M. Dillon & Co., LLC (“MMD”), an investment banking firm, Brookline Group LLC (“Brookline”), a consulting firm, and Leerink Partners LLC (collectively, the “Advisors”) to act as our lead financial advisors and placement agents in connection with a private equity placement of Common Stock (the “Private Placement”) and the execution of any such Private Placement that we may choose to pursue. George W. Bickerstaff, III, a member of our board of directors, is the managing director of MMD.

On April 12, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors named therein and the Private Placement was consummated on April 14, 2016. In connection with the consummation of the Private Placement, we agreed to pay MMD and Brookline a placement fee (the “Placement Fee”) in cash equal to three and one-half percent (3.5%) of the aggregate gross proceeds from securities sold in the Private Placement, including (i) proceeds funded under a financing commitment arranged in the Private Placement and (ii) any follow-on investment by the new investor(s) for a period of three (3) months following the closing of the Private Placement. The Placement Fee will be reduced by fifty percent (50%) for any funds received from our or Allenex AB’s current major stockholders. Pursuant to the Agreements, we paid the Advisors an aggregate of $1,093,573.

Pursuant to the Agreements, each of MMD and Brookline received warrants (the “Placement Agent Warrants”) to purchase an aggregate of 100,000 shares of the Company’s stock. The Placement Agent Warrants have an exercise price equal to $3.99 and contain terms customarily included in warrants of similar type. We have also agreed to bear all expenses in connection with the Advisors’ services to be provided under the Agreements, including and without limitation, certain out-of-pocket expenses incurred by Advisors and their counsel, counsel and accounting fees, and roadshow expenses, if any.

We believe that we entered into the transaction described above on terms no less favorable to us than we could have obtained from an unaffiliated third party.

Private Investment in Public Equity Financing

On April 12, 2016, we entered into the Purchase Agreement in connection with the sale and issuance of units (“Units”) in the Private Placement, each comprised of common stock, preferred stock and warrants, to certain private investors, including our 5% stockholders and persons or entities associated with them. Specifically, each Unit is comprised of: (i) one share of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) five shares of Series A Mandatorily Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred”); and (iii) three warrants (the “Common Warrants”), each to purchase one share of Common Stock upon exercise of such Common Warrants, at a purchase price of $23.94 per Unit (the equivalent of $3.99 per share of Common Stock, assuming conversion of the Series A Preferred).

The following table summarizes the purchases on April 14, 2016 of our securities by our 5% stockholders:

Stockholder	Aggregate number of common shares purchased	Aggregate number of preferred shares purchased	Aggregate number of warrant shares purchased	Aggregate number of Units purchased	Aggregate purchase price ($)
Persons and Entities affiliated with Gagnon Securities LLC (1)	102,106	510,530	306,318	102,106	$2,444,17.64
Paragon Associates and Paragon Associates II Joint Venture	70,000	350,000	210,000	70,000	$1,675,800.00
Entities affiliated with Industry Ventures Healthcare, LLC (2)	62,656	313,280	187,968	62,656	$1,499,984.64

(1)	The purchasers were (a) Darwin Partnership, which purchased an aggregate value of $10,7179.38, (b) Gagnon Family Partnership, which purchased an aggregate value of $115,318.98, (c) Neil Gagnon, who purchased an aggregate value of $432,547.92, (d) Lois Gagnon, who purchased an aggregate value of $307,006.56, (e) Gagnon Investment Associates Master Fund, which purchased an aggregate value of $1,099,229.04, (f) Gagnon Securities LLC P/S Plan, which purchased an aggregate value of $9,360.54, (g) Henry Beinstein, who purchased an aggregate value of $124,990.74, (h) each of Debra Beinstein, David Beinstein and Stanley Beinstein, who purchased an aggregate value of $49,986.72, respectively, (i) Brian Gagnon, who purchased an aggregate value of $45,055.08, (j) Gagnon Securities Profit Sharing Plan, which purchased an aggregate value of $28,799.82 and (k) Henry Beinstein & Phyllis Beinstein JTWROS, which purchased an aggregate value of $24,969.42.
(2)	The purchaser was Industry Ventures Management VII, LLC, the sole Manager of Industry Ventures Healthcare, LLC.

We entered into a voting agreement (the “Voting Agreement”) with certain stockholders (the “Stockholders”) representing a majority of our outstanding Common Stock, pursuant to which each Stockholder agreed to vote certain of its shares of Common Stock in favor of the issuance of Units under the Private Placement. The Voting Agreement limits the ability of each Stockholder to sell or otherwise transfer the shares of Common Stock it beneficially owns. The Voting Agreement terminates upon the earliest to occur of (i) date upon which the stockholder approval is obtained, (ii) the termination of the Purchase Agreement in accordance with its terms, and (iii) June 30, 2016.

We entered into commitment agreements (the “Commitment Agreements”) with certain stockholders of the Company, pursuant to which each stockholder committed to investing in a subsequent financing and purchasing an aggregate amount of $8 million worth of Units. The subsequent financing will be conducted no later than July 16, 2016, and on substantially the same terms as the Purchase Agreement, and the obligation to invest under the Commitment Agreements is subject to certain conditions.

Investors’ Rights Agreement

We are party to an investors’ rights agreement which provides, among other things, that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares of our common stock be covered by a registration statement that we are otherwise filing.

Severance and Change in Control Agreements

See “Executive Compensation—Potential Payments and Benefits upon Termination or Change of Control for Officers” described above for further discussion of these arrangements.

Offer Letters

See “Executive Compensation—Employment Agreements for Executive Officers” described above for further discussion of these arrangements.

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

Our audit committee has adopted a formal written policy providing that our audit committee is responsible for reviewing “related party transactions,” which are transactions (i) in which we were, are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members, any entity in which such person is employed or is a general partner or principal and any entity where such person has a 5% or greater beneficial ownership interest. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our audit committee. In determining whether to approve or ratify any such proposal, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (i) certain compensation arrangements of executive officers, (ii) certain director compensation arrangements, (iii) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 5% of that company’s shares, (iv) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (v) transactions available to all U.S. employees generally.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who failed to file a timely required report during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2015, all Section 16(a) filing requirements were satisfied on a timely basis.

Available Information

Our financial statements for our fiscal year ended December 31, 2015 are included in our Annual Report on Form 10-K, as amended. This proxy statement and our annual report are posted on the Investor Relations section of our website at investors.caredxinc.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to CareDx, Inc., Attention: Investor Relations, 3260 Bayshore Blvd., Brisbane, California 94005.

Company Website

We maintain a website at www.caredx.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

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The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the proxy card or execute and return, at your earliest convenience, the proxy card.

THE BOARD OF DIRECTORS

Brisbane, California
May 5, 2016